EXHIBIT 99.1

AM (Advanced Micro) Biosciences, Inc.

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the stockholders and the board of directors of

AM (Advanced Micro) Biosciences Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of AM (Advanced Micro) Biosciences Inc. (the “Company”) as of August 31, 2019, the related statement of operations and comprehensive loss, stockholders’ deficit and cash flows for the period from incorporation on September 13, 2018 to August 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2019, and the results of its operations and its cash flows for the period from incorporation on September 13, 2018 to August 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company, has a working capital deficit, incurred a loss from operations and has not yet generated any revenue from operations since inception. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MANNING ELLIOTT LLP

Manning Elliott LLP

We have served as the Company’s auditor since 2019.

Vancouver, British Columbia, Canada

November 29, 2019

2

AM (Advanced Micro) Biosciences, Inc.
Balance Sheet As at August 31, 2019
(Expressed in Canadian dollars)

2019
$
Assets

Current assets
Cash	1,444,329
Amounts due from related party (Note 7)	31,425
Prepaid expenses	3,090
Deposits and advances (Note 3)	2,884,507
Total current assets	4,363,351

Intangible assets (Note 4)	1,492,500
Total assets	5,855,851

Liabilities and stockholders’ equity

Current liabilities
Accounts payable and accrued liabilities (Note 7)	218,192
Loan payable to Allied (Note 7)	5,413,365
Notes payable (Note 5)	700,000
Total current liabilities	6,331,557

Stockholders’ equity
Common stock, unlimited class A and B shares authorized, 59,183,333 class B stock issued and outstanding (Note 6)	1,217,610
Common stock issuable (Note 6)	32,250
Stock subscription receivable	(486)
Accumulated deficit	(1,725,080)
Total stockholders’ equity	(475,706)
Total liabilities and stockholders’ equity	5,855,851

Nature of Operations and Going Concern (Note 1)

Commitment (Note 11)

Subsequent Event (Note 12)

Approved and authorized for issue on behalf of the Board on November 29, 2019:

“Calum Hughes”, Director

The accompanying notes form an integral part of these financial statement.

3

AM (Advanced Micro) Biosciences, Inc.
Statement of operations and comprehensive loss
For the period from incorporation on September 13, 2018 to August 31, 2019
(Expressed in Canadian dollars)

2019
$
Expenses
Charitable donations	112,090
Consulting fees	904,142
Foreign exchange	133,869
Office and miscellaneous	112,229
Professional expenses	220,620
Rent	48,000
Research and development	35,337
Travel	158,793

Net loss and comprehensive loss	(1,725,080)

Basic and diluted loss per share	(0.03)

Weighted average number of common shares outstanding	52,600,947

The accompanying notes form an integral part of these financial statement.

4

AM (Advanced Micro) Biosciences, Inc.
Statement of Changes in Stockholders’ Equity
(Expressed in Canadian dollars)

	Common stock			Stock subscription	Accumulated
	Number of	Amount	Stock	receivable	Deficit	Total
	shares	$	issuable	$	$	$

Issuance of common stock for cash (Note 6)	56,983,333	887,610	-	(486)	-	887,124
Issuance of common stock to acquire assets	2,200,000	330,000	-	-	-	330,000
Common stock issuable for services	-	-	32,250	-	-	32,250
Comprehensive loss for the period	-	-	-	-	(1,725,080)	(1,725,080)
Balance, August 31, 2019	59,183,333	1,217,610	32,250	(486)	(1,725,080)	(475,706)

The accompanying notes form an integral part of these financial statement.

5

AM (Advanced Micro) Biosciences, Inc.
Statement of Cash Flows
For the period from incorporation on September 13, 2018 to August 31, 2019
(Expressed in Canadian dollars)

2019
$
Cash provided by (used in):

Operating activities
Net loss for the period	(1,725,080)
Adjustment to net loss for the period for non-cash items
Consulting fees for stock issuable	32,250
Changes in non-cash working capital balance:
Increase in prepaid expenses	(3,090)
Increase in deposits and advances	(2,884,507)
Increase in due from related parties	(31,425)
Increase in accounts payable and accrued liabilities	218,192

(4,393,660)
Investing activities
Purchase of intangible assets	(462,500)

Financing activities
Advances from related parties	60,000
Proceeds from Loan from Allied	5,379,835
Proceeds from the issuance of common stock	887,090
6,300,489
Increase in cash	1,444,329
Cash, beginning of period	-
Cash, end of period	1,444,329

Supplemental cash flow disclosures:
Income taxes paid	-
Interest paid	-

Non-cash activities:
Common stock issued to acquire intangible assets	292,500
Common stock issued for deposits on acquisitions	37,500
Consulting services for stock	32,250
Note payable issued to acquire intangible assets	700,000

The accompanying notes form an integral part of these financial statement.

6

AM (Advanced Micro) Biosciences, Inc.
Notes to the Financial Statements
For the period from incorporation on September 13, 2018 to August 31, 2019
(Expressed in Canadian dollars)

1. Nature of operations and going concern

AM (Advanced Micro) Biosciences, Inc. (the "Company") was incorporated under the British Columbia Business Corporations Act on September 13, 2018. The Company’s business plan is to discover new medical technologies some of which are cannabis derived to target full scope therapy and support for trauma survivors, military veterans and first responders, however the Company has not begun any operations or obtained the required permits to begin operations. The head office and the registered office of the Company are located at 1405 St. Paul Street, Kelowna BC V1Y 2E4.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a working capital deficit of $1,968,206, incurred a net loss for the period of $1,725,080 and has no operations at this time which will generate revenue. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to raise sufficient financing to acquire or develop a profitable business. Management intends on financing its operations and future development activities largely from the sale of equity securities with some additional funding from other traditional financing sources, including related party loans until such time that funds provided by future planned operations are sufficient to fund working capital requirements.

Business Risks

While some states in the United States have authorized the use and sale of cannabis, it remains illegal under federal law and the approach to enforcement of U.S. federal laws against cannabis is subject to change. Because the Company plans to engage in cannabis-related activities in the United States, it assumes certain risks due to conflicting state and federal laws. The federal law relating to cannabis could be enforced at any time and this would put the Company at risk of being prosecuted and having its assets seized.

On January 4, 2018, United States Attorney General Jeff Sessions issued a memorandum to United States district attorneys (the "Sessions Memorandum") which rescinded previous guidance from the United States Department of Justice specific to cannabis enforcement in the United States, including the Cole Memorandum. With the Cole Memorandum rescinded, United States federal prosecutors no longer have guidance relating to the exercise of their discretion in determining whether to prosecute cannabis related violations of United States federal law. In response to the Sessions Memorandum, on April 13, 2018, the United States President Donald Trump promised Colorado Senator Cory Gardner that he will support efforts to protect states that have legalized cannabis. Nevertheless, a significant change in the federal government's enforcement policy with respect to current federal laws applicable to cannabis could cause significant financial damage to the Company. The Company may be irreparably harmed by a change in enforcement policies of the federal government depending on the nature of such change.

Given the current illegality of cannabis under United States federal law, the Company's ability to access both public and private capital may be hindered by the fact that certain financial institutions are regulated by the United States federal government and are thus prohibited from providing financing to companies engaged in cannabis related activities. The Company's ability to access public capital markets in the United States is directly hindered as a result. The Company may, however, be able to access public and private capital markets in Canada in order to support continuing operations.

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AM (Advanced Micro) Biosciences, Inc.
Notes to the Financial Statements
For the period from incorporation on September 13, 2018 to August 31, 2019
(Expressed in Canadian dollars)

2. Significant accounting policies

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in Canadian dollars. The Company’s fiscal year-end is August 31.

Basis of presentation

The financial statements have been prepared on a historical cost basis except for any financial assets and liabilities classified as available for sale.

a)	Cash and cash equivalents

Cash is comprised of cash on hand, cash held in trust accounts and demand deposits. Cash equivalents are short-term, highly liquid investments with maturities within three months when acquired. The Company did not have any cash equivalents as of August 31, 2019.

b)	Intangible assets

At August 31, 2019, intangible assets include a purchased brand name and product formulas which are being amortized over their estimated useful lives of 10 years, beginning from the date the products begin to be sold. As the products have not yet been commercially manufactured or distributed for sale no amortization has been recorded.

The Company periodically evaluates the reasonableness of the useful lives of these assets. Once these assets are fully amortized, they are removed from the accounts. These assets are reviewed for impairment or obsolescence when events or changes in circumstances indicate that the carrying amount may not be recoverable. If impaired, intangible assets are written down to fair value based on discounted cash flows or other valuation techniques. The Company has no intangibles with indefinite lives.

For long-lived assets, impairment losses are only recorded if the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted future cash flows. The Company measures the impairment loss based on the difference between the carrying amount and the estimated fair value. When an impairment exists, the related assets are written down to fair value.

c)	Long-lived assets

In accordance with ASC 360, “Property, Plant and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value. There were no impairment charges recorded during the year ended August 31, 2019.

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AM (Advanced Micro) Biosciences, Inc.
Notes to the Financial Statements
For the period from incorporation on September 13, 2018 to August 31, 2019
(Expressed in Canadian dollars)

2. Significant accounting policies (continued)

d)	Foreign currency translation

The Company's functional and reporting currency is the Canadian dollar. Transactions denominated in foreign currencies are translated using the exchange rate in effect on the transaction date which is approximated by an average rate. Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange in effect at the balance sheet date. Non-monetary items are translated using the historical rate on the date of the transaction. Foreign exchange gains and losses are included in net income or loss.

e)	Share issuance costs

Costs directly attributable to the raising of capital are charged against the related share capital. Costs related to shares not yet issued are recorded as deferred share issuance costs. These costs are deferred until the issuance of the shares to which the costs relate, at which time the costs will be charged against the related share capital or charged to operations if the shares are not issued.

f)	Research and development costs

Research and development costs are expensed as incurred.

g)	Net income (loss) per common share

Net income (loss) per share is calculated in accordance with ASC 260, “Earnings per Share.” The weighted-average number of common shares outstanding during each period is used to compute basic earning or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding. As of August 31, 2019, the Company had no dilutive potential common shares.

h)	Income taxes

The Company accounts for income taxes under ASC 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

9

AM (Advanced Micro) Biosciences, Inc.
Notes to the Financial Statements
For the period from incorporation on September 13, 2018 to August 31, 2019
(Expressed in Canadian dollars)

2. Significant accounting policies (continued)

i)	Related party transactions

Related parties are any entities or individuals that, through employment, ownership or other means, possess the ability to direct or cause the direction of the management and policies of the Company. The Company discloses related party transactions that are outside of normal compensatory agreements, such as salaries.

Related party transactions are measured at the exchange amounts.

j)	Significant accounting estimates and judgments

The preparation of the financial statements in conformity with US GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Although management uses historical experience and its best knowledge of the amount, events or actions to for the basis for judgments and estimates, actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and further periods if the review affects both current and future periods.

Significant estimates and assumptions included in these financial statements relate to the valuation assumptions related to the estimated useful lives and recoverability of long-lived assets, stock-based compensation, and deferred income tax assets and liabilities. Judgments are required in the assessment of the Company’s ability to continue to as going concern as described in Note 1.

k)	Financial instruments

ASC 825, “Financial Instruments,” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

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AM (Advanced Micro) Biosciences, Inc.
Notes to the Financial Statements
For the period from incorporation on September 13, 2018 to August 31, 2019
(Expressed in Canadian dollars)

2. Significant accounting policies (continued)

k)	Financial instruments (continued)

The financial instruments consist principally of cash, due from related parties, accounts payable, note payable, and a loan payable to Allied. The fair value of cash when applicable is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all other financial instruments which are categorized as loans and receivables approximate their current fair values because of their nature and respective relatively short maturity dates or current market rates of interest for similar instruments.

Assets measured at fair value on a recurring basis were presented on the Company’s balance sheet as August 31, 2019:

Fair Value Measurements Using

Quoted Prices
	in Active	Significant
	Markets	Other	Significant	Balance
	For Identical	Observable	Unobservable	as of
	Instruments	Inputs	Inputs	August 31,
	(Level 1)	(Level 2)	(Level 3)	2019
	$	$	$	$

Assets:
Cash	1,444,329	–	–	1,444,329

The Company does not have any liabilities measured at fair value on a recurring basis presented on the Company’s balance sheet as of August 31, 2019.

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash. The Company limits its exposure to credit loss by placing its cash with high credit quality financial institutions.

Cash is carried at fair value using a level 1 fair value measurement. The carrying value of accounts payable approximates its fair value because of the short-term nature of the instrument.

h)	Recent accounting pronouncements

In January 2016, the FASB issued ASU 2016-01, “Financial Instruments – Overall (Subtopic 82510) – Recognition and Measurement of Financial Assets and Financial Liabilities.” ASU 2016-01 is intended to enhance the reporting model for financial instruments to provide users of financial statements with more decision useful information. ASU 2016-01 is effective for annual periods beginning after December 15, 2018, and interim periods within those annual periods beginning after December 15, 2019. The adoption of this ASU is not expected to have a material effect on the financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases,” which supersedes the current accounting for leases and while retaining two distinct types of leases, finance and operating, (1) requires lessees to record a right of use asset and a related liability for the rights and obligations associated with a lease, regardless of lease classification, and recognize lease expense in a manner similar to current accounting, (2) eliminates most real estate specific lease provisions, and, (3) aligns many of the underlying lessor model principles with those in the new revenue standard. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The ASU is effective for annual and interim periods in fiscal years beginning after December 15, 2019. Entities are required to use a modified retrospective approach when transitioning to the ASU for leases that exist as of or are entered into after the beginning of the earliest comparative period presented in the financial statements. The adoption of this ASU is not expected to have a material effect on the financial statements.

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AM (Advanced Micro) Biosciences, Inc.
Notes to the Financial Statements
For the period from incorporation on September 13, 2018 to August 31, 2019
(Expressed in Canadian dollars)

3. Deposits and advances

$
a) Towards the purchase of prefabricated buildings	1,602,272
b) Acquisition of shares on Dorson Commercial Corp	1,164,735
c) Acquisition of Activated Nano	47,500
d) Acquisition of BwellMED	50,000
e) Refundable deposits towards future land acquisitions	20,000
Total deposits and advances	$2,884,507

a)	During the period ended August 31, 2019 the Company paid $1,602,272 to purchase prefabricated buildings. At August 31, 2019, the Company had not yet received the buildings and the amounts paid has been recorded as a deposit.

b)	During the period ended August 31, 2019 the Company had recorded $1,164,735 of deposits and advances relating to the acquisition described in Note 11(e).

c)	During the period ended August 31, 2019 the Company had recorded $47,500 of deposits and advances relating to the acquisition described in Note 11(b).

d)	During the period ended August 31, 2019 the Company had recorded $50,000 of deposits and advances relating to the acquisition described in Note 11(a).

e)	During the year ended August 31, 2019, the Company entered into two purchase and sale agreement to acquire land and paid deposits totaling $20,000 described in note 11(f).

4. Intangible assets

At August 31, 2019, intangible assets consisted of:

	Cost $	Accumulated amortization $	Impairment $	August 31, 2019 Net carrying value $

Cannabis license application (a)	1,342,500	–	–	1,342,500
Formulas (b)	75,000	–	–	75,000
Brand name (b)	75,000	–	–	75,000
	1,492,500	–	–	1,492,500

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AM (Advanced Micro) Biosciences, Inc.
Notes to the Financial Statements
For the period from incorporation on September 13, 2018 to August 31, 2019
(Expressed in Canadian dollars)

4. Intangible assets (continued)

a)	On February 13, 2019, the Company entered into an Asset Purchase Agreement (“APA”) to acquire the property and assets of Bud’s Pure Naturals Inc. for total consideration of up to 2,000,000 shares of the Company’s common stock. Pursuant to the APA, the Company has issued 1,000,000 shares of common stock on February 13, 2019. The remaining 1,000,000 shares of common stock are contingent upon the receipt of greater than $500,000 of gross profits by the Company from the acquired assets, and obtaining Cosmetic Notification Numbers from Health Canada for the products. If these events do not occur prior to February 13, 2021 then the additional shares are forfeited.

The Company assessed the acquisition and determined that the acquisition did not meet the definition of a business found in ASU 2017-01. As the acquisition does not qualify as a business acquisition, the Company accounted for the transaction as an asset acquisition. As the fair value of the consideration was more reliably measurable than the intangible assets acquired the cost of the noncash asset received was based on the fair value of the consideration given. The cost of the assets acquired was the 1,000,000 shares issued which had an estimated fair value of $150,000.

The cost of the asset acquisition is allocated on a relative fair value basis to the net assets acquired. Based on their estimated relative fair values, the brand name had a fair value $75,000 and the formulas acquired had a fair value of $75,000.

The additional 1,000,000 shares issuable upon the achievement of milestones represent contingent consideration for which the contingency is yet to be resolved. As the contingent consideration did not qualify for recognition at the acquisition date or at August 31, 2019 under ASC 480 or ASC 815, the Company will recognize the additional payment when the contingency is resolved, and the additional shares are paid or become payable.

b)	On February 13, 2019, the Company entered into two Share Purchase Agreements with the same vendors to acquire 100% of the outstanding shares of Falcon Ridge Naturals Ltd and 473650 B.C. Ltd. In consideration for the all the issued and outstanding shares of two entities, the Company paid $500,000 cash, issued a $700,000 promissory note and 950,000 common shares with a fair value of $142,500. The note is non-interest bearing and due within 5 days of the date the Company receives the Health Canada License. The primary purpose of the acquisitions was to acquire a cannabis license, and the license is in the application stage and submitted to Health Canada, however approval for the license has not been received to date.

The Company assessed the acquisition and determined that the acquisitions did not meet the definition of a business found in ASU 2017-01. As the acquisitions did not qualify as business acquisitions, the Company accounted for the transactions as an asset acquisition. The cost of the asset acquisition is allocated on a relative fair value basis to the net assets acquired. The Company is required to allocate the cost to the individual assets acquired or liabilities assumed, based on their relative fair values. As the sole asset acquired by the Company was a cannabis license application the entire $1,342,500 cost of the acquisition was allocated to the license application. The cost of the license was the $500,000 paid the $700,000 promissory note issued and the fair value of the 950,000 common shares issued of $142,500.

5. Promissory Note

On May 31, 2019, as part of the asset acquisition described in Note 4(b) the Company issued a $700,000 promissory note. The note is unsecured, non-interest bearing and due 5 days following the Company’s receipt of the Health Canada License.

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AM (Advanced Micro) Biosciences, Inc.
Notes to the Financial Statements
For the period from incorporation on September 13, 2018 to August 31, 2019
(Expressed in Canadian dollars)

6. Stockholders’ equity

a)	Authorized:

The Company has two classes of common stock authorized:

i.	Class A common stock, unlimited number, participating and non-voting

ii.	Class B common stock, unlimited number, participating and voting

b)	Escrow shares:

As at August 31, 2019, there are no shares in escrow.

c)	Issued and Outstanding:

Issued and outstanding as at August 31, 2019: 59,183,333 shares of class B common stock. No shares of class A have been issued since inception.

On the date of incorporation, September 13, 2018, the Company issued 30,000,000 shares of common shares at $0.0001 per share for gross proceeds of $3,000.

On October 12, 2018, the Company issued 15,650,000 shares of common stock at $0.0001 per share for gross proceeds of $1,565.

On October 29, 2018, the Company issued 2,683,334 shares of common stock at $0.15 per share for gross proceeds of $402,500.

On December 15, 2018, the Company issued 466,667 shares of common stock at $0.15 per share for gross proceeds of $70,000.

On January 25, 2019, the Company issued 1,333,334 common shares at $0.15 per share for gross proceeds of $200,000.

On February 13, 2019, the Company issued 1,000,000 common shares with an estimated fair value of $150,000 pursuant to the acquisition describe in Note 4(a).

On February 14, 2019, the Company issued 1,399,998 common shares at $0.15 per share for gross proceeds of $210,000.

On February 14, 2019, the Company issued 5,450,000 common shares at $0.0001 per share for gross proceeds of $545.

On May 22, 2019, the Company issued 250,000 common shares with an estimated fair value of $37,500 pursuant to the acquisition describe in Note 11(b).

On May 31, 2019, the Company issued 950,000 common shares with an estimated fair value of $142,500 pursuant to the acquisition describe in Note 4(b).

At August 31, 2019, the Company had subscriptions receivable for common shares issued for cash of $9,110.

At August 31, 2019, the Company had 215,000 shares common stock issuable for consulting fees of $32,250.

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AM (Advanced Micro) Biosciences, Inc.
Notes to the Financial Statements
For the period from incorporation on September 13, 2018 to August 31, 2019
(Expressed in Canadian dollars)

7. Related party transactions and balances

a)	Key management compensation and related party transactions

All transactions with related parties have occurred in the normal course of operations. Key management is comprised of directors and officers of the Company.

The Company paid a monthly consulting fee of $12,000 from October 2018 to July 2019 and then $15,600 for August 2019 for a total of $135,600 to a company controlled by the Chief Executive Officer.

The Company paid a monthly consulting fee of $10,000 from January 2018 to August 2019 for a total of $80,000 to its Chief Operating Officer.

The Company paid a monthly consulting fee of $10,000 from January 2018 to August 2019 for a total of $80,000 to its Chief Development Officer.

The Company paid a monthly consulting fee of $6,250 for August 2019 for a total of $6,250 to its Chief Financial Officer. The Company’s Chief Financial Officer joined the Company in August 2019.

The Company paid a monthly consulting fee of $10,000 from May 2019 to August 2019 for a total of $40,000 to its Chief Communications Officer.

During the period ended January 31, 2019, the Company entered into a lease agreement with a company controlled by an officer of the Company. The Company and the lessor agreed to terminate this lease agreement effective May 1, 2019. During the period ended August 31, 2019 the Company paid $45,000 in relation to these leased premises.

The above transactions have been measured at their exchange amounts, being the amounts agreed upon between the related parties.

b)	Related party balances

As at August 31, 2019, the Company had a balance owing of $3,040 to related parties, included in accounts payable. The amounts are unsecured, non-interest bearing and have no formal terms of payment.

As at August 31, 2019, the Company advanced $31,425 to related parties for future expenses. The amounts are unsecured, non-interest bearing and are due on demand.

c)	Loan payable to Allied

At August 31, 2019, the Company had received advances of $5,413,365 from Allied Corp., a company with directors in common prior to the acquisition described in Note 11(d). The amount is unsecured, non-interest bearing and are due on demand.

8. Financial risk factors

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of documented investment policies, counterparty limits, and controlling and reporting structures. The type of risk exposure and the way in which such exposure is managed is provided as follows:

a)	Credit risk:

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company’s primary exposure to credit risk is on its cash account. Cash accounts are held with major banks in Canada. The Company has deposited its cash with a bank from which management believes the risk of loss is low.

15

AM (Advanced Micro) Biosciences, Inc.
Notes to the Financial Statements
For the period from incorporation on September 13, 2018 to August 31, 2019
(Expressed in Canadian dollars)

b)	Liquidity risk:

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company's approach to managing liquidity is to ensure that it will have sufficient liquidity to meet liabilities when due. Accounts payable are due within the current operating period. The Company has a sufficient cash balance to settle current liabilities. The Company has a working capital deficit and requires additional financing to meet its current obligations (see Note 1).

c)	Market risk:

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect the Company’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return. The Company is not exposed to market risk.

d)	Interest rate risk:

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to interest rate risk, from time to time, on its cash balances. Surplus cash, if any, is placed on call with financial institutions and management actively negotiates favorable market related interest rates.

e)	Foreign exchange risk:

Foreign currency risk is limited to the portion of the Company’s business transactions denominated in currencies other than the Canadian dollar. The Company has not entered into any foreign currency contracts to mitigate risk, but manages the risk my minimizing the value of financial instruments denominated in foreign currency. The Company is exposed to foreign currency risk to the extent that the following monetary assets and liabilities are denominated in US dollars:

August 31, 2019

Balance in US dollars:
Cash and cash equivalents	$2,623
Accounts payable	108,084
Net exposure	110,707
Balance in Canadian dollars:	$147,203

A 10% change in the US dollar to the Canadian dollar exchange rate would impact the Company’s net loss by approximately $14,721 for the period ended August 31, 2019.

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AM (Advanced Micro) Biosciences, Inc.
Notes to the Financial Statements
For the period from incorporation on September 13, 2018 to August 31, 2019
(Expressed in Canadian dollars)

9. Capital management

The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, in order to support the business and continue as a going concern. The Company considers capital to be all accounts in equity. The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain future development of the business. The Company has a working capita deficit and requires additional capital to finance is future business plans. The Company is not subject to any externally imposed capital requirements.

10. Income taxes

The Company is subject to Canadian federal and provincial income taxes at an approximate rate of 27%. The reconciliation of the provision for income taxes at the Canadian federal and provincial statutory rate compared to the Company’s income tax expense as reported is as follows:

2019
$

Expected income tax benefit	473,907
Changes in tax benefits not recognized	(473,907)

Provision for income taxes	-

There are no deferred tax assets or liabilities presented in the statement of financial position.

This potential future tax benefit has been offset entirely by a valuation allowance and has not been recognized in these financial statements since the Company cannot be assured that it is probable that such benefit will be utilized in future years.

The tax effect of deductible and taxable temporary differences that give rise to the Company’s deferred income tax assets and liabilities are shown below:

2019
$

Non-capital loss carry forward	473,907

The deferred tax assets have not been recognized because at this stage of the Company’s development it is more likely than not that future taxable profit will be available against which the Company can’t utilize such deferred tax assets.

As at August 31, 2019, the Company has non-capital tax losses of approximately $1,711,000 available for carry-forward to reduce future years’ taxable income. These non-capital tax losses expire in 2039.

11. Commitments

a)	On March 1, 2019, the Company entered into a Binding Letter of Intent with BwellMED International Holdings Ltd. (“BwellMED”), pursuant to which, the Company and BwellMED will amalgamate under the laws of the province of British Columbia to form Amalco (the “Amalgamation”). The stock holders of both companies will receive shares of the amalgamated company, and prior to the Amalgamation, the Company intends to advance BwellMED up to $290,000 for working capital purposes. At August 31, 2019, the Company has advanced $50,000 to BwellMED which is refundable if the amalgamation does not close and has been recorded as a deposit. The Amalgamation is subject to entering into a definitive agreement and the Amalgamation has not occurred as of the date of these financial statements.

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AM (Advanced Micro) Biosciences, Inc.
Notes to the Financial Statements
For the period from incorporation on September 13, 2018 to August 31, 2019
(Expressed in Canadian dollars)

11. Commitments (continued)

b)	On May 22, 2019, the Company entered into an agreement to purchase an operational manufacturing facility capable of producing pharmaceutical grade medicines. Pursuant to the agreement the Company will acquire the equipment in exchange for $125,000 and 250,000 common shares. The Company also agreed to pay the vendor a royalty equal to $0.01 per milligram of product produced by the equipment for three years following the effective date. The maximum royalty payable is $250,000 and the Company can prepay the $250,000 maximum royalty at any time. As of August 31, 2019, the Company had issued 250,000 common shares with a fair value of $37,500 and paid $10,000. At August 31, 2019, the $47,500 has been recorded as a deposit until the remaining purchase price is paid and the equipment is received.

c)	On May 31, 2019, the Company entered into a consulting agreement. Pursuant to the agreement the Company consultant will provide services in exchange for $210,000 (paid), 215,000 shares of common stock and $30,000 per month until January 1, 2020. At August 31, 2019, the Company had recorded $245,000 in accounts payable and accrued liabilities for the shares issuable pursuant to the agreement and one month of consulting fees. The consulting agreement was terminated in November 2019.

d)	On July 25, 2019, as amended effective August 27, 2019, Allied Corp, formerly known as Cosmo Ventures, Inc., a Nevada Corporation (“Allied “) entered into a Reorganization and Stock Purchase Agreement (the “Reorganization Agreement”) to acquire 100% of the issued and outstanding equity of the Company. Effective September 10, 2019, the parties closed the Reorganization Agreement. As part of the transaction, Pacific Capital Investment Group, Inc., the then majority shareholder of Allied (the “Allied Shareholder”) delivered 55,700,714 of common stock, representing approximately 73.2% of the outstanding equity of Allied Corp. to SECFAC Exchange Corp. on behalf of the prior shareholders of AM Biosciences and certain other designees of AM Biosciences. Further, as part of the transaction, the Allied Shareholder submitted for cancellation and return to treasury 10,459,317 shares of common stock. As a consequence, immediately subsequent to the close of the Reorganization Agreement, Allied had 76,046,680 shares of common stock outstanding.

Pursuant to the Reorganization Agreement, effective on September 10, 2019, Allied acquired 100% of the issued and outstanding equity of the Company. As consideration for the equity of the Company, the Allied Shareholder issued and delivered 55,700,014 shares of common stock, representing approximately 73.2% of the outstanding equity of Allied Corp. to SECFAC Exchange Corp. on behalf of the previous shareholders of AM Biosciences and other designees of AM Biosciences.

Prior to August 31, 2019, Allied had advanced the Company $5,379,835 which has been recorded as a related party advance at August 31, 2019.

e)	On August 29, 2019, the Company entered into a Share Purchase Agreement with Dorson Commercial Corp. (Dorson) to purchase all of the issued and outstanding shares of Medicolombia’s Cannabis S.A.S. (MC) held by Dorson. Pursuant to the agreement the Company will acquire all of theissued and outstanding shares of MC in exchange for USD$700,000 and 4,500,000 shares of Allied. The acquisition has not yet closed. At August 31, 2019, the Company had paid a USD$700,000 deposit and advanced funds for operations. At August 31, 2019, the $1,164,735 had been advanced to Dorson and was recorded as a prepaid and deposit.

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AM (Advanced Micro) Biosciences, Inc.
Notes to the Financial Statements
For the period from incorporation on September 13, 2018 to August 31, 2019
(Expressed in Canadian dollars)

11. Commitments (continued)

f)	On November 6, 2019, the Company entered into two purchase agreements in to acquire two separate but lots located at 8999 Jim Bailey Road in Kelowna British Columbia, Canada. The land is zoned I2 General Industrial and allow for “Cannabis Production Facilities” as a principal use. The Company has also entered to a separate modular building purchase agreement to acquire and construct an 8,700 square foot facility to be used as a certified Cannabis Cultivation and extraction facility.

The total commitment for the two parcels of land are $1,942,250. (Lot 1 - $988,550, Lot 2 - $953,700) During the period ended August 31, 2019, the Company executed several “offer to purchase amendments” to defer the assignment and close of the two parcels of land. On November 11, 2019, the Company executed an additional offer to purchase amendment to extend the assignment and close of the land parcels no later that January 10, 2020.

In November 2019, the board of directors determined the Company would to not close on Lot 2 as the parcel of land will not be required for future operations. As a result, the Company does not have a commitment to pay the value of $953,700 for the land and will eligible to receive or assign the initial refundable deposit of $10,000.

g)	On August 30, 2019, the Company entered into sales agreement to purchase an extraction system to be use in future at the its operation in Colombia. (Note 11e) The equipment has a value of $658,260. The terms of the agreement require the Company full amount in monthly installments starting September 1, 2019 and will continue to February 2020. The equipment will be paid in full before the equipment is shipped to Colombia and title transfers to the Company.

12. Subsequent events

Subsequent to August 31, 2019, the transaction and acquisition of Allied described in Note 11(d) was completed.

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